ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE
(NON-NEGOTIABLE)
TRANSFER RESTRICTED

THIS CONVERTIBLE PROMISSORY NOTE (THIS "NOTE") AND THE SHARES OF COMMON STOCK INTO WHICH THIS NOTE IS CONVERTIBLE (THE "STOCK") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE OFFERED AND SOLD ONLY TO ACCREDITED INVESTOR(S), AS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE ACT. THIS NOTE AND THE STOCK MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNTIL THE SAME HAS BEEN REGISTERED UNDER SAID ACT OR UNTIL THE COMPANY (AS DEFINED BELOW) HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY OR LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IN EITHER CASE, REASONABLY SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, THAT THIS NOTE AND STOCK MAY BE LEGALLY SOLD OR OTHERWISE TRANSFERRED WITHOUT SUCH RESTRICTION.

$550,000.00 Los Angeles, California

Date: July 28, 2003

FOR VALUE RECEIVED, the Association of Volleyball Professionals, Inc., a Delaware corporation (the "Company") promises to pay to Major League Volleyball, Inc., a Delaware corporation (the "Holder"), or its assigns, the principal sum of FIVE HUNDRED FIFTY THOUSAND DOLLARS ($550,000.00), together with interest on the unpaid principal hereof from the date hereof at the rate of 5% per annum, compounded annually.

The principal amount of this Note and accrued interest thereon shall be paid in three installments: (i) the first such installment being in the principal amount of $183,333.00 plus accrued interest and shall be due and payable on November 21, 2004; (ii) the second such installment being in the principal amount of $183,333.00 plus accrued interest and shall be due and payable on November 21, 2005; and (iii) the third and final such installment being in the principal amount of $183,334.00 plus accrued interest and shall be due and payable on November 21, 2006. Payment of principal and interest shall be made in lawful money of the United States of America.

This Note is issued pursuant to that certain Redemption Agreement by and between the Company and the Holder of even date herewith (the "Redemption Agreement"). Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Redemption Agreement. Reference to the Redemption Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both the principal amount and interest hereon as provided herein. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Redemption Agreement.

1. Priority. The indebtedness evidenced by this Note and the payment of the principal amount and interest thereof shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of the Company other than indebtedness of the Company as of the date hereof to the Anshutz Entertainment Group (the "Permitted Indebtedness"). "Senior" shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to the Company, all sums payable on this Note, shall be paid in full, with interest, if any, before any payment is made upon any other indebtedness (other than the Permitted Indebtedness), now outstanding or hereinafter incurred, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of the Company (other than the Permitted Indebtedness), shall be paid over to the holder of this Note for application to the payment hereof, unless and until the obligations under this Note (which shall mean the principal amount and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Note) shall have been paid and satisfied in full; provided, however, that the Company acknowledges and agrees that it shall use commercially reasonable efforts to promptly release the Permitted Indebtedness wherein at such time, without any further action required by the Company, the indebtedness evidenced by this Note and the payment of principal amount and interest thereon shall be senior to, and have priority in right of payment over, all indebtedness of the Company, it further being acknowledged and agreed by the Holder that while Anshutz Entertainment Group ("AEG") has the right, as a debtholder of the Company, to convert the Permitted Indebtedness to equity of the Company so as to effect the release of the Permitted Indebtedness, the determination by AEG to exercise such right and release the Permitted Indebtedness is in AEG's sole and absolute discretion and not within the Company's control.

2. Optional Conversion.

(a) All amounts of outstanding principal and accrued interest under this Note may, at the sole option of the Holder, be converted at any time, on or after November 21, 2004, into shares of common stock, par value $0.001 per share (the "Common Stock") of the Company, at a per-share price equal to the price paid to the Company for shares of Common Stock (on an "as-converted" to common stock basis, if applicable) under the Company's then most recent prior round of financing, or if any round of financing by the Company is scheduled to close within thirty (30) days after the date of conversion, then instead, at a per-share price equal to the price paid to the Company for shares of Common Stock (on an "as-converted" to common stock basis, if applicable) under such financing. The Company covenants to cause such shares, when issued pursuant to this Section 2, to be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof, other than any taxes, liens or charges not caused by the Company.

(b) To exercise the conversion privilege, the Holder shall surrender this Note, together with a written conversion notice three (3) days prior to conversion, to the Company at its principal office. This Note or portion thereof shall be deemed to have been converted immediately prior to the close of business on the third (3rd) day after the date of giving of such notice and the Holder, or the nominee or nominees of such Holder, shall be treated for all purposes as the record holder of the shares of Common Stock deliverable upon such conversion as of the close of business on such date. At its expense, the Company will, within ten (10) days

thereafter, issue and deliver to such Holder, at such principal office, a certificate or certificates for the number of shares to which such Holder is entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Note. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest.

3. Legends. Any certificates evidencing shares issued upon conversion hereof shall bear the following legend or legends similar thereto:

> "THESE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRAION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

In addition, the certificate may include any legend required by the laws of the State of California, including, but not limited to, any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code, and such other applicable legend as may be required under the securities laws of the place of residence of the Holder.

4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon conversion of this Note such number of shares of its Common Stock as shall be required for issuance and delivery upon conversion of this Note.

5. Security Interest. This Note is secured by a grant of a security interest in certain assets of the Company, in accordance with the terms of the Security Agreement, dated as of the date hereof, by and between the Company and the Holder (the "Security Agreement"). Additional rights of the Holder in connection with this Note are set forth in the Security Agreement. Reference to the Security Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both the principal amount and interest hereon as provided herein.

6. Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Company to an unaffiliated third party, and (ii) a sale of all or substantially all of the assets of the Company to an unaffiliated third party, this Note shall be automatically due and payable. The Company will give the Holder not less than ten (10) business days prior written notice of the occurrence of any events referred to in this Section 6.

7. Waiver of Certain Rights. Subject to any applicable notice periods, the Company hereby waives protest, presentment, notice of dishonor, and notice of acceleration of maturity and agrees to continue to remain bound for the payment of principal, interest and all other sums due under this Note by way of any extension or extensions of time for the payment of principal and interest.

8. Prepayment. The Company may at any time prepay all or any portion of the principal or interest owing hereunder upon good faith written notice provided 10 days prior to the proposed prepayment, *provided, however*, that the Holder may, during such 10 day period, (a) elect instead to convert this Note into shares of Common Stock at a price equal to the conversion price specified in Section 2 above, or (b) reject the prepayment offer in writing to the Company pursuant to Section 10(c) hereto, in which case the Holder shall lose its security interest in the Collateral (as defined in the Security Agreement), the Security Agreement shall be terminated, and this Note shall become solely an unsecured liability of the Company.

9. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or consent or to receive notice as a stockholder of the Company.

10. Events of Default. The entire unpaid principal amount under this Note and the interest due thereon shall forthwith become and be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, if any one or more of the following events (herein called "Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing at the time of such notice, except to the extent contemplated by the opening paragraph hereof, that is to say:

(a) the Company shall (i) fail to pay any amounts owed hereunder as required under the terms of this Note or (ii) have an event of default occur and be continuing under indebtedness of the Company (other than this Notes) such that the holders of such indebtedness have declared the outstanding principal and accrued interest to be immediately due and payable;

(b) if the Company shall:

(i) admit in writing its inability to pay its debts generally as they become due;

(ii) file a petition in bankruptcy or a petition to take advantage of any insolvency act;

(iii) make an assignment for the benefit of creditors;

(iv) consent to the appointment of a receiver of the whole or any substantial part of its assets;

(v) on a petition in bankruptcy filed against it, be adjudicated a bankrupt; or

(vi) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State, district or territory thereof;

(d) if a court of competent jurisdiction shall enter an order, judgment, or decree appointing, without the consent of the Company, a receiver of the whole or any substantial part of Company's assets, and such order, judgment or decree shall not be vacated or set aside or stayed within 90 days from the date of entry thereof

(e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the whole or any substantial part of Company's assets and such custody or control shall not be terminated or stayed within 90 days from the date of assumption of such custody or control; or

(f) the Company shall materially default in the performance of any agreement or covenant, or materially violate any representation or warranty contained in the Security Agreement or the Redemption Agreement or in any written statement pursuant thereto or hereto, report, financial statement or certificate made or delivered to Holder by the Company shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

Upon the occurrence of an Event of Default, the Holder, without notice, declare the unpaid principal and interest on the Note at once due and payable, whereupon such principal, interest and other obligations thereunder shall become at once due and payable. The outstanding principal of the Note and interest accrued as of the date of such default, if any, shall thereafter bear interest at the rate of 12% per annum ("Post-Default Rate") after Default until paid; provided, that if the Post-Default Rate exceeds the maximum rate permitted by law, the Post-Default Rate shall be reduced to the maximum rate of interest permitted by law.

11. Remedies. In case any one or more of the Events of Default specified in Section 10 hereof shall have occurred and be continuing, the Holder may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or the Holder may proceed to enforce the payment of all sums due upon this Note or to enforce any other legal or equitable right of the Holder.

12. Miscellaneous. The following general provisions apply:

(a) Binding Effect; Governing Law and Jurisdiction. This Note shall be binding upon the parties and their respective successors and assigns, and all matters arising in connection with this Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to its conflict of laws provisions.

(b) Amendments. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement is sought.

(c) Notices. All notices and other communications shall be in writing and shall be deemed to be properly given immediately if delivered personally, within one business day if sent via facsimile (subject to confirmation) or via a nationally accepted overnight courier, and within

five business days if mailed by registered or certified mail (return receipt requested). Notices shall be sent to the Company at 6080 Center Drive, 6th Floor, Los Angeles, California 90045, to the Holder at: 535 Madison Avenue, New York, NY 10022, or to such other address as shall be specified by like notice.

(d) Transferability. Subject to the restrictions on transferability set forth in the legend at the beginning of this Note, this Note, when registered, is transferable by the Holder or by his attorney in fact duly authorized in writing only on surrender of this Note duly endorsed without recourse, and the Company will not be required to make any transfer unless and until it receives this Note duly and properly endorsed without recourse by the Holder or by his attorney in fact fully authorized in writing. For transfer or registration of this Note, the Company will issue a new Note in its place. The Company may treat the Holder as the absolute owner for the purpose of receiving payment of or on account of principal for the purpose of effecting a conversion of this Note into shares of Stock of the Company and for all other purposes may require a guarantee of authenticity of signatures with respect to endorsements.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Note as of the date first written above.

ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.

By: ______________________

Name: Leonard Armato

Title: Chief Executive Officer